UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2024

SACKS PARENTE GOLF, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41701	82-4938288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

551 Calle San Pablo

Camarillo, CA 93012

(Address of principal executive offices, including ZIP code)

855-774-7888

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SPGC	The Nasdaq Stock Market, LLC

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 16, 2024, the Company held its Annual Meeting of Stockholders. The matters voted upon were:

Proposal 1: The election of five director nominees to the Company’s Board of Directors to serve for a one-year term expiring at the 2025 annual meeting of stockholders.

Proposal 2: To ratify the appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

The results of the voting were as follows:

Proposal 1 (election of directors):

Each of the director nominees to the Company’s Board of Directors was elected as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dr. Greg Campbell	955,718	7,858	401,662
Jane Casanta	949,104	14,472	401,662
Brett Hoge	949,153	14,423	401,662
Dottie Pepper	954,539	9,037	401,662
Akinobu Yorihiro	948,960	14,616	401,662

Proposal 2 (appointment of accounting firm):

Votes For	Votes Against	Abstain	Broker Non-Votes
1,357,787	6,593	858	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2024	SACKS PARENTE GOLF, INC.

	By:	/s/ Greg Campbell
Greg Campbell
Executive Chairman